Exhibit 23.1
KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

We consent to the use of our audit reports dated April 30, 2014, with respect to the consolidated balance sheets of Teekay Tankers Ltd., as of December 31, 2013 and December 31, 2012, and the related consolidated statements of loss, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2013, and the effectiveness of internal control over financial reporting as of December 31, 2013, included in its Annual Report on Form 20-F for the year ended December 31, 2013, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Chartered Accountants

Vancouver, Canada

June 19, 2014

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity.

KPMG Canada provides services to KPMG LLP.